UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2008

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2008, Immunicon Corporation (“Immunicon”) issued a press release announcing that on April 18, 2008, it received notification (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) indicating that trading in Immunicon’s common stock will be suspended and Immunicon’s common stock will be delisted from The NASDAQ Capital Market at the opening of business on April 29, 2008 (the “Delisting Date”), unless Immunicon appeals NASDAQ’s determination.

As previously disclosed in the Form 8-K filed by Immunicon on April 4, 2008, Immunicon had received notice from NASDAQ on April 2, 2008, indicating that Immunicon was not in compliance with Marketplace Rule 4310(c)(3) (the “Rule”) because Immunicon failed to have the minimum of $2,500,000 in stockholders’ equity required for continued listing on The NASDAQ Capital Market. Immunicon was provided until April 17, 2008 to submit a specific plan to achieve and sustain compliance with all applicable continued listing requirements of The NASDAQ Capital Market, including the Rule. On April 18, 2008, Immunicon notified NASDAQ that it would not submit such a plan but rather would pursue quotation of its common stock on the Over-the-Counter Bulletin Board (“OTCBB”).

As such, Immunicon does not intend to appeal NASDAQ’s determination of the Delisting Date and is in the process of transferring the quotation of its common stock to OTCBB. In that regard, Immunicon has been advised that a market maker has filed the necessary application with the Financial Industry Regulatory Authority to make a market in Immunicon’s common stock on OTCBB. It is Immunicon’s expectation that its common stock will be eligible for quotation on OTCBB on the Delisting Date.

A copy of Immunicon’s press release announcing receipt of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	BYRON D. HEWETT
Byron D. Hewett
President and Chief Executive Officer

Dated: April 24, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release